EXHIBIT 23.2

Independent Auditors’ Consent

We consent to the incorporation by reference in this Registration Statement of Commercial Capital Bancorp, Inc. on Form S-4 of our report dated March 5, 2004, appearing in the Annual Report on Form 10-K of Hawthorne Financial Corporation for the year ended December 31, 2003 and to the reference to us under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

Los Angeles, California

March 23, 2004